Exhibit 99.1

YOU On Demand Announces Appointment of Mingcheng Tao as
New Chief Executive Officer

(New York, NY, 1/26/2016) YOU On Demand Holdings, Inc. (NASDAQ: YOD) ("YOU On Demand" or "YOD" or the “Company”), a leading Video On Demand ("VOD") service provider in China, delivering Hollywood movies & premium content to TV and mobile screens, is pleased to announce that it has appointed Mr. Mingcheng Tao as the Company’s Chief Executive Officer (CEO), effective January 22, 2016. YOD also increased the size of its Board of Directors from seven to nine and appointed Mr. Tao, along with Ms. Pao-Yun (Polly) Wang, to fill these newly created vacancies.

Bruno Wu, Chairman of YOU On Demand, commented, “Mingcheng Tao has a history of building businesses and expanding their opportunities through his thoughtful, creative, and strategic leadership. He has demonstrated an ability to drive a collaborative culture of operational excellence, create operational efficiencies and develop new and competitive products, specifically in the video content space in China. He is a highly experienced executive with a track record of growing revenues, and therefore very well qualified to lead the Company through the next stages of its growth strategy.”

Mr. Tao comes to YOU On Demand with significant operational and executive management experience in the content distribution and video on demand space in China. Most recently, Mr. Tao served as the Chief Executive Officer and Director of BesTV Network Television Technology Development Co., Ltd. (SHA:600637), one of the largest publicly-listed new media companies in China ($11.2 billion market cap), providing IPTV, Over-the Top TV, Mobile TV and Internet Video services in China.. In 2014, he was nominated for the CNBC Asia Business Leaders Award. Prior to BesTV, Mr. Tao served as the President of Shanghai Interactive Television Co., Ltd. and Vice President of Shanghai Television Broadcasting Group Co., Ltd. where he had direct executive management duties in the areas of content acquisition, content production, technology and other services.

Mr. Tao holds a BS from Shanghai Jiao Tong University (electrical engineering) and an Executive MBA from Fudan University.

Founder and Vice Chairman, Shane McMahon, stated: “After a thorough and deliberate selection process, the Board of Directors and I look to Mr. Tao with extreme confidence. We believe that Mr. Tao is best suited to lead YOD as it continues its evolution to expand its offerings and grow across our many platform suites. As a longtime industry executive, Mr. Tao has a deep understanding of our business and the regulatory and competitive landscape in which it resides. I am confident Mr. Tao will seamlessly take on the responsibilities of CEO, and the Board and I look forward to his immediate contributions.”

“I am honored to have been asked to take this role and exciting challenge, and I am thrilled about the possibilities that lie ahead in our future,” said Mr. Tao. “Through this position, I am determined to further enhance YOD’s business foundation as well as return shareholder value to YOU On Demand’s patient stakeholders.”

Mr. Tao replaces Weicheng Liu as CEO. The Board of Directors would like to thank Mr. Liu for his contributions to YOU On Demand and wish him the best in his future endeavors.

Ms. Wang has more than 25 years of experience in the Telecom and Media industry, where she has held various key positions in several multinational corporations, including IBM and Cisco.   In these positions, Ms. Wang was responsible for technical marketing, strategic planning, as well as operations and M&A integration across the U.S., China, Taiwan, Hong Kong and Asia Pacific. Prior to her current role as Chief Operating Officer at Sun Seven Stars Media Group, she was the Greater China VP at Cisco, responsible for operations and business development in the Cable, Media and Entertainment business segments.  Ms. Wang graduated from National Chiao Tung University and Taiwan University with a master’s degree in Computer Engineering.

About YOU On Demand Holdings, Inc. (http://corporate.yod.com)

YOU On Demand (NASDAQ: YOD), is a leading multi-platform entertainment service company delivering premium content, including leading Hollywood movie titles, to customers across China via Subscription Video On Demand and Transactional Video On Demand. The Company has secured alliances with leading global media operators and content developers.  YOU On Demand has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal, Twentieth Century Fox Television Distribution, Miramax, as well as a broad selection of the best content from Chinese filmmakers. The Company has a comprehensive end-to-end secure delivery system, governmental partnerships and approvals and offers additional value-added services. YOU On Demand has strategic partnerships with the largest media entities in China, a highly experienced management team with international background and expertise in

Cable, Television, Film, Digital Media, Internet and Telecom. YOU On Demand is headquartered in both New York, NY and Beijing, China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. The forward-looking statements in this release include statements regarding the expansion of the Company’s offerings and growth across its many platform suites, as well as enhancing the Company’s business foundation and returning shareholder value. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein

YOU On Demand

212-206-1216

jason.finkelstein@yod.com

@youondemand

corporate.yod.com